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                                                                   EXHIBIT 10-12

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is entered into on November 29, 2004, by and between Bradley Yeater ("Employee") and Voxx Corporation (the "Company"), a wholly owned subsidiary of Epixtar Corp., a corporation duly organized and existing under the laws of the State of Delaware. (Employee and the Company are sometimes referred to collectively herein as the "Parties," and individually as a "Party."); PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THIS AGREEMENT SHALL BE OF NO LEGAL FORCE OR EFFECT UNLESS AND UNTIL THE ACQUISISTION CONTEMPLATED BY THE ACQUISITION AGREEMENT DATED OF EVEN DATE HEREWITH (THE "ACQUISITION AGREEMENT") BY AND AMOUNG EPIXTAR CORP. AND THE SHAREHOLDERS OF INNOVATIVE MARKETING STRATEGIES, INC. IS FULLY AND FINALLY CONSUMMATED (THE "ACQUISITION").

        WHEREAS, Employee desires to be employed with the Company under the terms and conditions hereof; and

        WHEREAS, the Company desires to employ Employee under the terms and conditions hereof; and

        WHEREAS, the Parties understand and agree that the Company, in consideration of this employment relationship, will make significant expenditures on behalf of Employee that will inure to the benefit of Employee;

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, and other good and valuable consideration, the Parties hereby agree as follows:

        1. Employment. The Company hereby agrees to employ Employee, with Employee to hold the job title as set forth in Exhibit A hereto at Paragraph numbered thereof, and Employee hereby accepts employment with the Company, on the terms and conditions set forth below. NB: Exhibit A hereto is incorporated and adopted into this Agreement, and made a part hereof for all purposes, as if set forth in full. The Parties agree and stipulate that this Agreement and the employment relationship hereunder arises and was entered into in Miami, Florida, U.S.A., irrespective of Employee's actual day-to-day assigned physical location.

        4. Term. Employee's term of employment with the Company hereunder (the "Employment Period") shall begin on the date specified in Exhibit A hereto at Paragraph numbered 2 thereof (the "Effective Date") and end on the date specified in Exhibit A hereto at Paragraph numbered 2 thereof.

        5. Position and Duties. Employee's position and duties shall be as set forth in Exhibit A hereof at Paragraphs numbered 1 and 3. Employee shall report directly to the individual(s) within the Company as identified in Exhibit A hereto at Paragraph numbered 4, or to such other individual or individuals as the Company may in its sole discretion designate from time to time. Employee shall devote all of Employee's working time, attention and energies to the performance of Employee's job duties hereunder, and shall apply at a minimum the standard of care and performance applicable to one holding Employee's specified job position/title in the market and industry in which Employee is employed. Employee's job duties as set forth herein are a current description and may be altered in the Company's sole discretion.

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        4.      Place of Performance. The Company currently maintains its
Corporate Headquarters in Miami, Florida, U.S.A. Employee may be required to travel to Miami, Florida, U.S.A. and various domestic and international locations. Employee understands that frequent travel may be a requirement of employment hereunder. Employee is initially to be assigned to the location specified in Exhibit A hereto at Paragraph numbered 5. During the Employment Period, the Company may change Employee's assigned location, as to city, state/province or country upon mutual agreement.

        5. Compensation and Benefits. Employee shall be compensated at the rate set forth in Exhibit A hereto at Paragraph numbered 6, with the Company to pay, or cause Employee to be paid, in accordance with the Company's then current payroll policies and practices as to frequency of payment and all other matters, subject to all applicable deductions. Employment benefits and perquisites during the Employment Period shall be in accordance with, and as provided by, the Company's then current benefits policies, procedures and programs, which may be altered or curtailed at any time in the Company's sole discretion. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE, AND NOT THE COMPANY, IS RESPONSIBLE FOR ALL EMPLOYMENT TAXES AND THAT THE COMPENSATION SET FORTH AT PARAGRAPH NUMBERED 6 WITHIN EXHIBIT A HERETO IS A GROSS COMPENSATION FIGURE. COMPANY MAKES NO REPRESENTATION REGARDING WHETHER OR NOT ANY COMPENSATION MAY BE TAX EXEMPT. Company Management currently anticipates providing an annual salary review of Employee which, in Company's discretion, may result in a five percent (5%) increase in Employee's gross compensation based on a positive review.

        6. Definitions. The following definitions apply for purposes of this Agreement and all matters arising herefrom:

                6.1 The Company's Customers. The "Company's Customers" shall mean any persons or entities who have contracted for, or purchased, goods or services from the Company (such as, by way of example and not limitation, call center services or other telecommunications services, marketing services or internet/web-related services), directly or indirectly through an agent or otherwise, within the past twelve months immediately preceding the Effective Date, and continuing for twelve months immediately following Employee's separation from employment with the Company for any reason.

                6.2 The Company's Employees. The "Company's Employees" shall mean any and all persons who have been employed with the Company, whether on a permanent, provisional or part time basis, and all transitional or potentially transitional employees performing work for the Company whether as contractors or otherwise (including by way of example and not limitation, all individuals doing work for the Company supplied or procured by or through JobStreet.com Philippines, or any employment or temporary help services agency) within the past twelve months immediately preceding the Effective Date, and continuing for twelve months immediately following Employee's separation from employment with the Company for any reason.

                6.3 Restricted Area. The "Restricted Area" shall mean any country where the Company operates a call center, and shall further mean any metropolitan area or city (whichever is greater in scope), in which the Company maintains any other business location.

        7.      Termination.

                7.1 The Company can immediately terminate Employee's employment under the following circumstances:

                (a) Death of Employee.

                (b) Disability of Employee. If, as a result of Employee's incapacity, physical or mental illness as determined by a physician selected by the Company, Employee has been substantially unable to perform his or her duties hereunder for ninety (90) continuous days, or in the aggregate of one hundred twenty (120) days in any twelve (12) month period the Company shall have the right to terminate Employee's employment hereunder for "Disability." Time off on disability shall be unpaid, although Employee may be required or allowed to use available paid time off. Nothing herein shall be construed so as to operate in a manner that is not in compliance with any applicable, governing law, ordinance or regulation regarding leave and/or disability.

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                (c) For Cause. Employer shall have the absolute right and
prerogative to immediately terminate Employee's employment for "Cause." "Cause" is defined as: (i) arrest for or conviction of a misdemeanor or felony (to include any conduct which would constitute a misdemeanor or felony under the laws of Florida and/or the U.S.); (ii) willful misconduct or material violation of the applicable standard of care or performance in connection with Employee's employment; (iii) conduct that is contrary to the best interests and business practices of the Company, as reasonably determined by the Company; (iv) the insolvency, sale or merger of the Company; (iv) the abandonment or anticipated abandonment of the Company for any reason of the line of business in which Employee is then employed; (v) the material breach by Employee of any term or condition of this Agreement; (vi) conduct reflecting moral turpitude and/or conduct materially inconsistent with or damaging to Employer's image in the community at large and the business community, such as, by way of example and not limitation, illicit drug use, public misconduct, material financial irresponsibility, or disparaging statements or publications to any third party regarding Employer and/or its management or staff; (vii) Employee's abandonment of his duties at the workplace demonstrated by Employee's unavailability and Company's inability to contact Employee for a period of two (2) consecutive days. Termination for Cause hereunder shall be in accordance with, and subject to, the law (if any) of any jurisdiction outside the State of Florida, U.S.A., wherein the Employee is then assigned, if such law is found to be of mandatory application. In this regard, it is the intent of the Parties that the provisions herein shall govern over and supersede any such contrary provisions, to the extent they are legally enforceable notwithstanding any such provisions.

                7.2 Employee can terminate employment with the Company prior to the lapse of the Employment Period only as follows: For Good Reason. Employee may terminate employment with the Company for "Good Reason," after giving the Company detailed written notice thereof and thirty (30) days for the Company to substantially cure the circumstances giving rise to the Good Reason. "Good Reason" is defined to consist of only: (a) the material breach of this Agreement by the Company; or (b) a change in the essential functions of Employee's position, unilaterally put into effect by the Company, causing Employee to cease functioning in any managerial or supervisory capacity; (c) Disability, as defined above and as confirmed by a physician selected by the Company.

        8. Written Notice of Termination. Any termination of Employee's employment by the Company or by Employee during the Employment Period shall be communicated in writing to the other Party.

        9. Exit Interview. Employee agrees and covenants that if Employee's employment is terminated by either Party for any reason prior to the lapse of the Employment Period other then death or disability (the latter as defined hereinabove), Employee shall attend an exit interview at the Company's Corporate Headquarters in Miami, Florida, U.S.A., or such other location within the U.S.A. as the Company may at the time maintain. Travel to the exit interview, as applicable, shall be at the reasonable expense of the Company, as will any travel immediately thereafter to Employee's home state/country prior to Employment hereunder. The reasonable cost of lodging in connection with the exit interview shall be paid by the Company.

        10. Covenant not to Compete. Employee agrees that while employed with the Company, and for a period of two (2) years following Employee's separation from employment with the Company for any reason, Employee shall not, within the Restricted Area: (a) directly or indirectly own, manage, control, participate in the management or control of, or be employed by, contract with or maintain or continue any interest in, any entity engaged in the line(s) of business the Company is then engaged in, or in the business process outsourcing or teleservices industry; (b) work in the teleservices and/or business process outsourcing industry and/or provide any services to any person or entity within the teleservices and/or business process outsourcing industry. Nothing herein shall be construed so as to restrict Employee from owning shares in any publicly traded company provided that such shares comprise an ownership interest of five percent (5%) or less of the publicly traded company. This covenant not to compete shall not affect any other covenant by which Employee executes and is bound by pursuant to an Acquisition Agreement dated November __, 2004 and any collateral documents, which are incorporated by reference into this Agreement, stemming therefrom.

        11. Non-Solicitation. Employee agrees that while employed with the Company, and for a period of two (2) years following separation from employment with the Company for any reason, Employee shall not, directly or indirectly, individually or as an employee, shareholder, agent, independent contractor or officer/director of any entity: (a) enter into, or attempt to enter into, any business or commercial relationship or dealings with any of the Company's Customers or with any of the Company's Employees; (b) dissuade or attempt to dissuade any of the Company's Customers or any of the Company's Employees from continuing their relationship and dealings with the Company.

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        12.     The Company's Business Information. Employee acknowledges and agrees that the compilation of information, including business records and all information or data connected with or related to the Company, such as, by way of example and not limitation, all techniques, methods and methodologies, systems, facts or other information, of whatever kind in whatever form, concerning the Company's business including the identities of customers and customer lists and customer contracts (collectively, the "Company's Business Information"), are the Company's valuable, special and unique assets, which constitute trade secrets and/or valuable confidential business information and/or concern, reflect and/or are the product of substantial relationships with specific prospective or existing customers and which further reflect customer goodwill and/or extraordinary or specialized training, and Employee shall not disclose the Company's Business Information, or any parts thereof, to any person, association, partnership, corporation or other entity, except as required in the performance of Employee's job duties hereunder. This covenant survives the termination of this Agreement. Employee shall not remove the Company's Business Information from the Company's offices at any time during the Employment Period or after without the express written consent of the Company.

        13. Reasonableness of Restrictive Covenants/Irreparable Injury. Employee and the Company acknowledge and agree that: (a) the restrictive covenants contained in this Agreement are reasonable with respect to duration, scope and their effects on Employee and the public health, safety and welfare;
(b) the Company's Business Information is of unique and special character that gives this information a special and proprietary value to the Company as set forth in the immediately preceding paragraph; (c) the restrictive covenants in this Agreement are necessary to protect the legitimate business interests of the Company; (d) a violation of these covenants by Employee would cause irreparable injury and loss to the Company; and (e) the Company will be providing unique and specialized training to Employee.

        14. Equitable Remedies. If there is a breach or threatened breach by Employee of Employee's obligations pursuant to Sections 11, 12 or 13 herein, Employee hereby acknowledges and stipulates that the Company shall not have an adequate remedy at law and shall suffer irreparable harm, and, therefore, it is mutually agreed and stipulated that, in addition to any other remedies at law or in equity that the Company may have, the Company shall be entitled: (a) to obtain in a court of law or equity a temporary or permanent injunction restraining Employee from any further breach or threatened breach of such provisions; (b) to reimbursement from Employee for any attorneys' fees and costs through appeal incurred as a result thereof; and (c) to withhold and apply payments due to Employee from the Company, if any, toward such attorneys' fees and costs.

        15. Attorneys' Fees. In the event the Company is required to bring an action in court to enforce this Agreement, Employee agrees to pay the Company's reasonable attorneys' fees and costs incurred through appeal.

        16. Authority to Contract. The Company hereby represents and warrants to Employee, and Employee hereby represents and warrants to the Company, that each of them is authorized to enter into this Agreement and be bound by its terms. Employee hereby represents and warrants to the Company that Employee is not bound by or a party to any restrictive covenant that might impact Employee's ability to lawfully accept and undertake employment hereunder, and Employee hereby agrees to indemnify and hold the Company harmless from any and all loss and liability in connection with any restrictive covenant with any third party concerning Employee, with such indemnification to include but not be limited to attorneys' fees and costs through appeal, and the cost of any judgment or settlement.

        17. Successors; Binding Agreement. At the sole option of the Company, the rights of the Company under this Agreement may be assigned or transferred to any subsidiary, affiliate or successor of the Company (whether by purchase, merger, consolidation or otherwise). No rights or obligations of Employee under this Agreement may be assigned or transferred by Employee.

        18. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been provided when delivered either personally or via FedEx or other overnight delivery service, addressed as follows:

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        If to Employee:

        Bradley Yeater
        15800 Rosewood Drive
        Overland Park, KS 66224

        If to the Company:

        Voxx Corporation
        Attn: Human Resources Director
        11900 Biscayne Blvd.
        Suite 700
        Miami, Florida 33181

        with a copy to:

        Steven J. Silverman, Esquire
        Simon, Schindler & Sandberg, LLP
        2650 Biscayne Boulevard
        Miami, Florida 33137

        19. Miscellaneous. No provision herein may be amended, modified, or waived unless such amendment, modification or waiver is agreed to in a writing signed by the Employee and by a duly authorized officer of the Company. No waiver by the Company at any time of any breach by Employee of any condition or provision of this Agreement shall be deemed a waiver of the same, similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any Party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

        20. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. To the extent that any provision set forth herein is deemed by a court of competent jurisdiction to be unenforceable, said provision shall be enforced in such form and to the extent deemed lawful, as consistent with the intent of the Parties as expressed herein.

        21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        22. Entire Agreement. This Agreement sets forth the entire agreement of the Parties as to the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either the Company or Employee regarding such subject matter. Any prior agreement of the Parties as to the subject matter contained herein is hereby terminated and canceled.

        23. Company Policies and Procedures. Employee agrees to become familiar with and comply with the Company's then existing policies and procedures, including those set forth in the Company's Employee Handbook. In the event of a conflict, however, the terms of this Agreement govern and supersede any such policies and procedures, as applied to Employee.

        24. Section Headings. The Section headings herein are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

        25. Construction. This Agreement shall be construed in accordance with the fair meaning hereof and without any regard to any presumption or rule requiring construction against the party causing the Agreement to be drafted.

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        27.     Governing Law; Jurisdiction and Venue; Domestication and
Enforcement. Employee and the Company irrevocably and unconditionally agree that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Miami-Dade County, Florida or in the United States District Court for the Southern District of Florida. Both Parties waive trial by jury. The Parties further: (a) consent to the jurisdiction of each such court in any such suit, action or proceeding; (b) waive any objections they might have to the laying of venue of any such suit, action or proceeding in any of such courts; and (c) agree that service of any court paper may be effected in any manner and as may be provided under the applicable laws or court rules in Florida. Employee agrees further that the Company possesses the right to have any injunction, judgment or other form of legal or equitable relief or award domesticated and/or otherwise enforced by application to any court of competent jurisdiction outside the State of Florida, as the Company deems fit.

        27. AGREEMENT PREPARED BY THE COMPANY'S ATTORNEYS. THE PARTIES AGREE AND ACKNOWLEDGE THAT THIS AGREEMENT IS BEING PREPARED BY COUNSEL FOR THE COMPANY ON BEHALF OF THE COMPANY. THE PARTIES FURTHER AGREE THAT THE COMPANY'S ATTORNEYS IN NO WAY REPRESENT EMPLOYEE WITH RESPECT TO THE PREPARATION OF THIS AGREEMENT OR OTHERWISE, AND THAT EMPLOYEE HAS BEEN ADVISED AND UNDERSTANDS THAT EMPLOYEE MAY SEEK INDEPENDENT COUNSEL TO ADVISE EMPLOYEE WITH RESPECT TO EMPLOYEE'S RIGHTS, DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set above.

EMPLOYEE:                                 VOXX CORPORATION

_/s/ Bradley A. Yeater________________    By /s/ Sneharthi Roy _________________

        Print Name: __________________    Print Name: __________________________

                                                 Its: __________________________

Witness: _/s/ Brooke D. John__________    Witness: /s/ Jason Myatt______________

Print Name: __________________________    Print Name: __________________________

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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

                   BETWEEN Bradley Yeater AND Voxx Corporation

        7.      Employee's job title shall be as follows:
                Executive Vice President of Operations.

        8. Employee's employment shall commence on the Effective Date of December 1, 2004, and shall end on the following date: November 30, 2006. Accordingly, the Term of the Employment Agreement is two (2) years. In the event that the Acquisition Agreement dated November 29, 2004, which is incorporated by reference into this Agreement, fails to close as contemplated therein, Company, at its sole discretion, shall determine whether to continue under the terms of or to terminate this Agreement.

        9.      Employee's initial job duties shall include the following:

Strategic planning and execution to enhance profitability, participation in the sales process to help drive optimal performance, develop and direct the management of the company's contact centers to ensure client satisfaction, P&L responsibility, provide guidance and motivation to managers and other staff, maintain effective client rapport, retain existing business while building the base business.

        10.     Employee shall report directly to the following individual(s):
                Chief Operating Officer.

        11.     Employee is initially assigned to the following location:
                Corporate office in Miami, FL

        12. During the Employment Period, the Employee shall be compensated at the rate of $20,000 per month, gross compensation. This gross compensation figure represents all remuneration deriving from Employee's employment with the Company, irrespective of the source entity from which such compensation may be paid, except for such fringe employment benefits as the Company may provide in its sole discretion. Employee will receive a $1,000 monthly auto allowance. In addition, employee shall be eligible for an annual bonus of $60,000 subjected up or down after annual performance evaluation.

_/s/ Bradley A. Yeater
Employee Signature

________________
Company
By /s/ Sneharthi Roy__________________
Its:  __________